EXHIBIT 11.1

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                                 CHRONIMED INC.

                        COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         THREE MONTHS ENDED     SIX MONTHS ENDED
                                                         DEC. 27,   DEC. 29,   DEC. 27,   DEC. 29,
                                                           1996       1995       1996       1995
                                                         --------   --------   --------   --------
Primary
  Average shares outstanding .........................    12,138     12,180     12,306     12,092
  Net effect of dilutive stock options
     and warrants -- based on the treasury
     stock method using average market price .........       557        871        581        817
                                                         -------    -------    -------    -------

         Total .......................................    12,695     13,051     12,887     12,909
                                                         =======    =======    =======    =======

Net income ...........................................   $ 1,763    $ 1,622    $ 3,016    $ 2,346
                                                         =======    =======    =======    =======

Net income per share .................................   $   .14    $   .12    $   .23    $   .18
                                                         =======    =======    =======    =======



Fully Diluted
  Average shares outstanding .........................    12,138     12,180     12,306     12,092
  Neteffect of dilutive stock options
     and warrants -- based on the treasury
     stock method using the higher of average
     or ending market price ..........................       557        898        581        899
                                                         -------    -------    -------    -------

         Total .......................................    12,695     13,078     12,887     12,991
                                                         =======    =======    =======    =======

Net income ...........................................   $ 1,763    $ 1,622    $ 3,016    $ 2,346
                                                         =======    =======    =======    =======

Net income per share .................................   $   .14    $   .12    $   .23    $   .18
                                                         =======    =======    =======    =======

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